AMENDMENT NO. THREE TO THE LOAN

                             AND SECURITY AGREEMENT
                               PATTEN CORPORATION



     This Amendment No. Three To The Loan And Security Agreement (the "Amendment") is entered into as of the 28th day of March, 1995, by and between PATTEN CORPORATION, a Massachusetts corporation ("Borrower"), whose chief executive office is located at 5295 Town Center Road, SUITE 400, Boca Raton,
Florida 33486 and FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at I 1 1 1 1 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, in light of the following facts:





     FACT ONE: Foothill and Borrower have previously entered into that certain Loan And Security Agreement, dated as of October 29, 1993 (as amended and supplemented, the "Agreement").



     FACT TWO: Foothll and Borrower desire to amend the Agreement as provided herein. Terms defined in the Agreement which are used herein shall have the same meanings as set forth in the Agreement, unless otherwise specified,



NOW, THEREFORE, Foothill and Borrower hereby modify and amend the Agreement as follows:



     1. Effective January 11, 1995, the first sentence of Section 2.4(a) is hereby amended in its entirety to read as follows: "All Obligations shall bear interest, on the average Daily Balance, at a rate of two (2) percentage points above the Reference Rate."



     2. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as supplemented, amended and modified, shall remain in full force and effect.



IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the day and year first written above.



FOOTHILL CAPITAL CORPORATION    PATTEN CORPORATION



BY                             BY


Lisa M. Gonzales
Assistant Vice President